Exhibit 10.1

THE SECURITIES BEING ACQUIRED PURSUANT TO THIS DEBT EXCHANGE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SECURITIES ARE SET FORTH IN THIS DEBT EXCHANGE AGREEMENT.

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2016, is by and between Dolphin Digital Media, Inc., a Florida corporation (the “Company”), and [●] (the “Note Holder”).

WHEREAS, the Note Holder is the holder of an outstanding promissory note of the Company, dated as of [●] (the “Existing Note”) in the aggregate principal amount of $[●], of which $[●] is currently due and outstanding as of the date hereof (including accrued but unpaid interest), which Existing Note was issued pursuant to that certain Loan and Security Agreement, dated as of [●], by and between the Company and the Note Holder (the “Loan and Security Agreement”);

WHEREAS, the Company and the Note Holder have agreed, subject to the terms and conditions set forth herein,  to convert the aggregate principal amount of the Existing Note into shares of the Company’s common stock, par value $0.015 (“Common Stock”), in order to improve the financial position of the Company (the “Conversion”);

WHEREAS, the Company and the Note Holder have agreed to execute this Agreement to evidence their agreement with respect to the Conversion and the issuance of the Exchange Shares;

WHEREAS, the Company and the Note Holder are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D, as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.                       Debt Exchange; Exchange Price.

1.1             Debt Exchange.  The Note Holder, intending to be legally bound, hereby irrevocably agrees to exchange the aggregate amount outstanding under the Existing Note for the number of shares of Common Stock set forth on the signature page hereto (the “Exchange Shares”).  The number of Exchange Shares being issued hereunder is determined in accordance with the following formula:

The aggregate amount outstanding under the Existing Note divided by $ 5.00.

Based upon the foregoing, the number of Exchange Shares to be acquired hereunder shall be [●].

1.2             Closing; Conditions to Closing.  Closing on the purchase and sale of the Exchange Shares shall be consummated on such date as the Company accepts the Note Holder’s offer to purchase the Exchange Shares as evidenced by the Company’s counter-execution of the signature page to this Agreement, and the satisfaction of each of the conditions to closing set forth below (“Closing”). On or prior to the date of each Closing, the following shall have occurred:

(a)	The Note Holder shall have delivered to the Company a dated and executed signature page to this Agreement, with all blanks required to be completed by the Note Holder properly completed;

(b)
The Note Holder shall have delivered to the Company a dated completed and signed Accredited Investor Questionnaire attached as Exhibit B hereto, with all blanks required to be completed by the Note Holder properly completed;

(c)	The Note Holder shall have delivered to the Company the cancelled Existing Note;

(d)	The Note Holder shall have delivered to the Company an acknowledgement of release of liens, attached as Exhibit C hereto; and

(e)	Any other conditions to Closing set forth in this Agreement shall have been satisfied or waived.

SECTION 2.                           Representations, Warranties and Covenants of Company: The Company represents and warrants to the Note Holder that:

2.1             Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Florida.  The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

2.2             No Conflicts. This Agreement does not: (i) conflict with any provision of the Company’s Articles of Incorporation or Bylaws, as each may have been amended from time to time to date; or (ii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

2.3             Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.  If the Note Holder is a natural person, the Note Holder is at least twenty-one (21) years of age and a bona fide resident of the place set forth in Section 9 and has no present intention of becoming a resident of any other state or jurisdiction.

2.4             Capitalization. The authorized capital stock of the Company immediately upon the consummation of the transactions contemplated by this Agreement (assuming the conversion of all of the notes representing the Aggregate Commitment Amount (as defined in the Loan and Security Agreement) shall consist of:

(a)	10,000,000 shares of preferred stock of which:

(1)
4,000,000 shares have been duly designated Series B Convertible Preferred Stock, of which 3,300,000 are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

(2)
1,000,000 shares have been duly designated Series C Convertible Preferred Stock, all of which shall be duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

(b)
400,000,000 shares have been duly designated as Common Stock, of which 6,993,775 shares are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof; and

(c)
1,050,000 shares of Common Stock have been duly reserved for issuance upon exercise of warrants, 3,185,000 shares of Common Stock have been duly reserved for issuance upon conversion of preferred stock, and 2,500,000 shares of Common Stock have been duly reserved for issuance upon conversion of notes representing the Aggregate Commitment Amount (as defined in the Loan and Security Agreement).

SECTION 3.                           Representations, Warranties and Covenants of the Note Holder.  Note Holder represents and warrants to the Company that:

3.1             Own Account. The Existing Note and the Exchange Shares that the Note Holder would acquire upon conversion have been (or would be) acquired solely for its, his or her account and are not being (or would not be) purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act or related laws and regulations or any other applicable securities laws of any other jurisdiction (collectively, the “Securities Laws”).  The Note Holder will not resell or offer to resell the Common Stock except in accordance with the terms of the Bylaws of the Company and in compliance with all applicable Securities Laws.

3.2             Organization and Standing of Note Holder. If the Note Holder is an entity, such Note Holder is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

3.3           Authorization and Power. The Note Holder has all requisite authority (and in the case of an individual, the capacity) to purchase the Exchange Shares, and enter into this Agreement and to perform all the obligations required to be performed by the Note Holder hereunder and thereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Note Holder.

3.4             No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Note Holder of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Note Holder’s charter documents or bylaws or other organizational documents (if the Note Holder is not an individual) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement or instrument or obligation to which the Note Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Note Holder or its properties. The Note Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Exchange Shares in accordance with the terms hereof.

3.5             Residence. The Note Holder is a resident of the state set forth on the signature page hereto and is not acquiring the Exchange Shares as a nominee or agent otherwise for any other person.

3.6             No Reliance. The Note Holder confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Exchange Shares.  It is understood that information and explanations related to the terms and conditions of the Exchange Shares provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Exchange Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Note Holder in deciding to invest in the Exchange Shares.  The Note Holder acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Exchange Shares for purposes of determining the undersigned's authority to invest in the Exchange Shares.

3.7             Investment Experience.

(a)           The Note Holder has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares. The Note Holder has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in Company.

(b)           The Note Holder has had access to the legal, financial, tax and accounting information concerning the Company and the Exchange Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Exchange Shares.

(c)           The Note Holder understands that neither the Exchange Shares that the Note Holder is acquiring upon conversion of the Existing Note have not and will not be registered under the Securities Laws.  The Note Holder understands that it, he or she has no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Exchange Shares under the Securities Laws.

(d)           The Note Holder understands that the Conversion and issuance of Common Stock is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) and/or the provisions of Regulation D promulgated thereunder based, in part, upon the representations, warranties and agreements of the Note Holder contained in this Agreement.

(e)           The Note Holder acknowledges that it has been furnished with true and complete copies of the following documents which the Company has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (a) the Annual Report on Form 10-K for the year ended December 31, 2015; (b) Current Report on Form 8-K, date of earliest event reported April 1, 2016; (c) the Company’s Proxy Statement relating to the 2015 Annual Meeting of Shareholders; and (d) the information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since the distribution of the Form 10-K.  Copies of the foregoing SEC filings are attached hereto as Exhibit C.

(f)           The Note Holder represents that the Note Holder is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, which definition is attached as Exhibit A hereto and has accurately completed the Accredited Investor Questionnaire attached as Exhibit B hereto.  The Note Holder also represents that the Note Holder has not been organized for the purpose of acquiring the Exchange Shares.

(g)           The Note Holder is aware that the Note Holder will have to surrender the Existing Note in consideration for receipt of the Exchange Shares.

(h)           The Note Holder acknowledges that neither the SEC nor any state securities commission has approved the Common Stock offered hereby or passed upon or endorsed the merits of the issuance of the Common Stock by the Company.  The Note Holder acknowledges that an investment in the Company is highly speculative and involves a risk of loss of the entire investment and no assurances can be given of any income or profit from such investment.  THE NOTE HOLDER HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE UNDERSIGNED HAS CAREFULLY CONSIDERED THE RISKS AND UNCERTAINTIES INVOLVED IN INVESTING IN THE COMMON STOCK BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE THE EXCHANGE SHARES.  The Note Holder can bear the economic risk of losing its entire investment in the Company without impairing the Note Holder’s ability to provide for itself, himself or herself and/or his or her family (as applicable) in the same manner that the Note Holder would have been able to provide prior to making an investment in the Company.

3.8           Dilution Protection.  The Note Holder has been furnished with a copy of the Articles of Incorporation of the Company (including the Certificates of Designation with respect to the Series B and Series C Convertible Preferred Stock) and understands that the holder of the Series C Convertible Preferred Stock is entitled to anti-dilution protection with respect to any issuances of Common Stock occurring after the issuance of the Series C Convertible Preferred Stock on March 7, 2016.

3.9             Confidentiality. The Note Holder understands and hereby acknowledges and agrees that all of the information appearing herein and otherwise provided to the Note Holder in connection with the purchase of the Exchange Shares made hereby is confidential and that the Note Holder and the Note Holder’s representatives and agents may not disclose such information to any person that is not a party to the transactions contemplated hereby.

3.10             No General Solicitation. The Note Holder acknowledges that neither the Company nor any other person offered to sell the Exchange Shares to it by means of any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

3.11             Legend. The Note Holder understands that the Exchange Shares to be purchased by it, him or her will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and that the certificate(s), if any, representing the Exchange Shares will bear a restrictive legend thereon in substantially the form that appears below:

“THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.”

3.12             Additional Information. The Note Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the issuance of the Exchange Shares.

3.13             Survival. The Note Holder understands that all representations and warranties and agreements hereunder shall survive execution and delivery of this Agreement and the issuance of the Exchange Shares.

SECTION 4.                           Indemnification. The Note Holder agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, attorneys, affiliates, and control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or its successor or any such person which results, arises out of or is based upon any material misrepresentation by such Note Holder in this Agreement or in any Exhibits attached hereto, or other agreement delivered pursuant hereto.

SECTION 5.                           Amendments.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Note Holder.  No waiver of any provision this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 6.                           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 7.                           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 8.                           Governing Law.  This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the laws of the State of Florida without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply. The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall lie in the state or federal courts located in Miami-Dade County, Florida.  THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.

SECTION 9.                           Notices. All notices, requests, demands or other communications to the respective parties hereto shall be in writing addressed to the respective parties and their respective addresses as follows:

to the Company, at:

2151 LeJeune Road
Suite 150-Mezzanine
Coral Gables, FL 33134
United States

Attention:                     William O’Dowd
Facsimile:                      (305) 774-0405
E-mail:                            billodowd@dolphinentertainment.com

to Note Holder at:

[●]
[●]
[●]
Attention:                     [●]
Facsimile:                      [●]
E-mail:                            [●]

or to such address of which either party may subsequently give notice. All notices, requests, demands or other communications to the respective parties hereto shall be in writing addressed to the respective parties at their respective addresses shown beneath their signatures hereto.  All such notices, requests, demands and communications described above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by reputable overnight courier service, one business day after its delivery to such courier service with all charges prepaid (or charged to the account of the sender) and with receipt confirmed (by a record of receipt maintained) by such overnight courier, (iii) if delivered by United States mail upon the earlier of actual receipt and three business days after deposit, registered or certified mail, return receipt requested, with proper postage prepaid, (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by electronic transmission, upon transmission.

SECTION 10.                           Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one instrument.  Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 11.                           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein; and, except as specifically set forth herein or therein, neither the Company nor the Note Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 12.                           Fees and Expenses.  Except as set forth in the Bylaws of the Company, each party hereto shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 13.                           Parties.  This Agreement is made solely for the benefit of and is binding upon the Company and the Note Holder, and no other person or entity shall acquire or have any right under or by virtue of this Agreement.

SECTION 14.                                Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  This Agreement and the rights of the Note Holder hereunder may be assigned by Note Holder only with the prior written consent of the Company.  The Company may not assign this Agreement without the written consent of the Note Holder.

SECTION 15.                           Blue Sky Qualification.  The purchase of the Common Stock under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Common Stock from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction, and should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

SECTION 16.                           Further Assurances.  Each party agrees to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Signature pages follow]

The Note Holder hereby agrees to receive [●] shares of Common Stock as payment in full of the Existing Note. Entered into as of the day and year below written:
Date:	NOTE HOLDER

______________________________
[●]
[●]

           IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DOLPHIN DIGITAL MEDIA, INC.

By: ________________________________
       Name: William O’Dowd IV
       Title: Chief Executive Officer

EXHIBIT A

Definition Accredited Investor

Accredited investor means any person who comes within any of the following categories:

1.           Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.           Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.           Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.           Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.           Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000;

a.                      Except as provided in paragraph (b) of this section, for purposes of calculating net worth under this paragraph:

(i)           The person’s primary residence shall not be included as an asset;

(ii)           Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)            Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

b.                      Paragraph (a) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(i)           such right was held by the person on July 20, 2010;

(ii)           the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(iii)           the person held securities of the same issuer, other than such right, on July 20, 2010.

6.           Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.           Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

8.           Any entity in which all of the equity owners are accredited investors.

EXHIBIT B
Accredited Investor Questionnaire

Please see attached for Accredited Investor Questionnaire.

EXHIBIT C
Exchange Act Filings

Please see attached.